REID & PRIEST LLP
            A New York Registered Limited Liability Partnership
                             40 WEST 57TH STREET
                        NEW YORK, NEW YORK 10019-4097

                                                                Exhibit 5(b)



                                                  New York, New York
                                                  February 24, 1995



          Carolina Power & Light Company
          411 Fayetteville Street
          Raleigh, North Carolina  27601-1748

          Ladies and Gentlemen:

                    In connection with the proposed issuance and sale by Carolina Power & Light Company (the "Company") of not to exceed $250,000,000 aggregate principal amount of its securities, which will consist of First Mortgage Bonds of the Company (the "Bonds") and/or other debt securities of the Company (the "Debt Securities", and together with the Bonds, the "Securities"), as set forth in a registration statement to be filed by you on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), we advise you as follows:

                    The Securities will be valid, legal and binding obligations of the Company when:

                    (a) The North Carolina Utilities Commission and the South Carolina Public Service Commission shall have entered orders authorizing the issuance and sale of the Securities;

                    (b) In the case of the Bonds, a meeting or meetings of the Company's Board of Directors or the Executive Committee thereof (either the Board of Directors or the Executive Committee thereof hereinafter referred to as the "Board") shall have been held and favorable action shall have been taken at such meeting or meetings to (i) approve and authorize substantially in final form one or more proposed supplemental indentures relating to the Bonds (the "Supplemental Indenture") to the Company's presently existing Mortgage and Deed of Trust, as supplemented, (ii) approve and authorize the issuance and sale of the Bonds and
               (iii) take such other final action as may be necessary to consummate the authorization of the proposed issuance and sale of the Bonds;

                    (c) In the case of Debt Securities, (i) a meeting or meetings of the Board shall have been held and favorable action shall have been taken at such meeting or meetings to approve and authorize substantially in final form an indenture to be entered into by the Company and a trustee and under which the Debt Securities are to be issued (the "Debt Securities Indenture"), (ii) a meeting or meetings of the Board shall have been held and favorable action shall have been taken at such meeting or meetings either to (A) approve and authorize substantially in final form one or more supplemental indentures or resolutions relating to the Debt Securities in accordance with the terms of the Debt Securities Indenture, or (B) authorize the proper officers of the Company to execute an officer's certificate creating the terms of the Debt Securities in accordance with the Debt Securities Indenture, and, in the case of this clause (B), such officers shall have executed such officer's certificate, (iii) the Board or the proper officers of the Company pursuant to delegated authority from the Board shall have approved and authorized the issuance and sale of the Debt Securities, and (iv) the Board or the proper officers of the Company pursuant to delegated authority from the Board shall have taken such other final action as may be necessary to consummate the authorization of the proposed issuance and sale of the Debt Securities;

                    (d) In the case of Bonds, the Supplemental Indenture shall have been executed and delivered;

                    (e) In the case of Debt Securities, (i) the Debt Securities Indenture, and (ii) the supplemental indenture, resolutions and/or officer's certificate shall have been executed and/or certified, as appropriate, and delivered; and

                    (f) The Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Securities of a particular series.


                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of North Carolina or South Carolina. We have examined an opinion of even date herewith addressed to you by Richard E. Jones, Esq., of Raleigh, North Carolina, Senior Vice President, General Counsel and Secretary of the Company, and we concur in the conclusions of law expressed therein.

                    We hereby consent to the use of our name in such Registration Statement and to the use of this opinion as an exhibit thereto.

                                                  Very truly yours,

                                                  /S/ REID & PRIEST LLP

                                                  REID & PRIEST LLP